UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor

New York, NY 10271

(Address of principal executive offices)

(212) 655-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On Thursday, November 8, 2012, Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. (“Tower”) and William E. Hitselberger, Executive Vice President and Chief Financial Officer of Tower gave a presentation at the conference call to discuss third quarter 2012 financial results. The presentation included a slide show in the form attached as Exhibit 99.1 to Tower’s Current Report on Form 8-K furnished on November 8, 2012.

Subsequent to the presentation, Tower has revised slides 3 and 12 of the Earnings Call Presentation to clarify certain matters. Slide 3 was revised to include a previously disclosed $2.9 million ($0.08 per share) after-tax litigation settlement charge, which was recorded against operating results for the third quarter of 2012. Slide 12 was revised to be consistent with remarks made during the earnings conference call and to provide greater clarity on the timing and regulatory process of the proposed merger transaction with Canopius Holdings Bermuda Limited.

The information under this Item 7.01 and the Revised Earnings Call Presentation attached to this Form 8-K/A as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Revised Earnings Call Presentation

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date: November 8, 2012	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President,
Chief Financial Officer